Exhibit 1.01

Conflict Minerals Report 2021

Introduction

This is the Conflict Minerals Report (the ‘Report’) of British American Tobacco p.l.c. (‘BAT’)1. It has been prepared in accordance with Rule 13p-1 (the ‘Rule’) under the US Securities Exchange Act of 1934, as amended (the ‘Exchange Act’), for the year ending 31 December 2021 (the ‘Reporting Period’). This is BAT’s third Report subject to the Rule, following its acquisition of Reynolds American Inc. in July 2017.

‘Conflict Minerals’ are defined by the US Securities and Exchange Commission (the ‘SEC’) as columbite-tantalite (coltan), cassiterite, gold and wolframite, or their derivatives, which are limited to tantalum, tin and tungsten (collectively, ‘3TG’). The Rule applies to companies required to file reports with the SEC under Section 13(a) or 15(d) of the Exchange Act. If such companies manufacture or contract to manufacture products that contain 3TG necessary to the functionality or production of the product (‘in-scope products’), they are required to:

●
Conduct in good faith a reasonable country of origin inquiry (‘RCOI’) to determine whether any of the 3TG originated in the Democratic Republic of the Congo or an adjoining country (the ‘Covered Countries’), or are from recycled or scrap sources; and

●	Disclose on a conflict minerals report filed as an exhibit to Form SD certain information relating to, among other things, the results of such RCOI.

Please refer to the requirements of Form SD for further details and definitions of many of the terms used in this Report2.

Company Overview
BAT is a leading, multi-category consumer goods business. Our Group headquarters is based in the UK and we have operations in 175 markets worldwide, employing over 52,000 people. In 2021, our Group revenue was £25,684 million.

The Company has shares listed on the London Stock Exchange (BATS), the Johannesburg Stock Exchange (BTI) and, as American Depositary Shares, on the New York Stock Exchange (BTI).

Electronic components that may contain 3TG are used in the Group’s vapour products (also known as e-cigarettes) and tobacco heating products. The Group’s supply chains are complex, and there are many third parties in the supply chain between Group companies and the mines from which minerals are originally sourced and the smelters and refiners that process those minerals.

Applicability Assessment

In 2021, we conducted an analysis of the Group’s products that are likely to contain 3TG. As a result of this analysis, with respect to the Reporting Period, we reasonably determined that the Group manufactures, or contracts to be manufactured, two in-scope product categories:

●	Vapour products – devices and related accessories, such as e-liquid pods and battery chargers, under our global brand Vuse, as well as some local brands of our subsidiaries[3]; and

●	Tobacco heating products – devices, consumables used with such devices and related accessories, such as battery chargers, under our glo brand.

1 British American Tobacco p.l.c. is the publicly-traded holding company for the British American Tobacco Group of companies. References in this report to ‘BAT’, ‘Group’, ‘Company’, ‘we’, ‘us’ and ‘our’ when denoting opinion refer to British American Tobacco p.l.c. and when denoting business activity refer to British American Tobacco Group operating companies, collectively or individually as the case may be.
2 Form SD is available at www.sec.gov/about/forms/formsd.pdf.
3 This includes the Ten Motives brand in the UK and the Polish brands Milp and Volish.

BAT Conflict Minerals Report 2021 l Page 1 of 13

RCOI and Due Diligence Framework

As required by Form SD, we conducted a good faith RCOI regarding the Group’s in-scope products for the Reporting Period. This good faith RCOI was designed to determine whether any of the 3TG used in our in-scope products originated in the Covered Countries or if they were from recycled or scrap sources.

In accordance with the Rule, our due diligence process is designed to align with the internationally-recognised five-step due diligence framework set out in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the ‘OECD Framework’)4 as applicable for 3TG and downstream companies (as ‘downstream companies’ is defined in the OECD Framework), as follows:

Step 1: Establish Group Systems

We have worked to integrate Conflict Minerals reporting into our existing Group-wide systems as part of our wider human rights strategy and supply chain due diligence procedures.

This has included:

a)
Adopting a policy for the responsible sourcing of 3TG and communicating this policy to suppliers in our Supplier Code of Conduct (the ‘Code’) since 2018.  An updated version of the Code took effect in January 2022.

The Code states that we expect our suppliers to “ensure responsible sourcing of ‘conflict minerals’ […] and where products or materials supplied to the Group contain such minerals, suppliers should work to exercise appropriate due diligence and perform a reasonable country of origin inquiry, including requiring its suppliers to engage in similar due diligence”.

The Code has been endorsed by the Board of British American Tobacco p.l.c. (the ‘Board’), and our Operations Director owns the policy on behalf of the Management Board.

The Code applies to suppliers to any BAT Group company worldwide and is incorporated into our contractual arrangements. It is publicly available at www.bat.com/principles and communicated to suppliers as part of our onboarding processes.

b)	Structuring internal Group management to support Conflict Minerals due diligence within our existing human rights supply chain due diligence (‘SCDD’) programme.

The SCDD programme is overseen by the Group’s SCDD governance committee, a cross-functional governance committee, including the Group Head of Procurement, Heads of Direct, Indirect and New Categories Procurement, Head of Environment, Social and Governance (ESG), Head of Environment, Health and Safety (EHS), Head of Trade Compliance and Senior Legal Counsel. Responsibility for overseeing the design, implementation and results of the Group’s Conflict Minerals due diligence has been incorporated into the remit of the Group’s SCDD governance committee.

The Operations Sustainability Forum, chaired by the Group’s Operations Director, has oversight over the Conflict Minerals reporting process as part of its approval of this Report.

c)
Participating in cross-industry efforts to support responsible minerals sourcing, as part of our membership of the Responsible Minerals Initiative (‘RMI’ – formerly the Conflict-Free Sourcing Initiative). We received approval in 2021 to join the RMI in 2022 and data obtained through our membership will inform our future reporting.

4 The OECD Framework is available at www.oecd.org/corporate/mne/mining.htm.

BAT Conflict Minerals Report 2021 l Page 2 of 13

d)
Establishing a system of controls and transparency for identifying in-scope products and suppliers. This has included incorporating Conflict Minerals clauses into contractual arrangements with in-scope suppliers. These clauses require such suppliers to confirm compliance with conflict minerals laws, establish conflict minerals due diligence procedures and perform a RCOI. In 2021, via our new supplier due diligence platform, suppliers were required to identify if Conflict Minerals were used in the products provided to BAT with an additional questionnaire triggered based on their response.

e)
Strengthening engagement with suppliers on the issue of responsible mineral sourcing through communicating our Code as part of our onboarding processes. We also provided all in-scope suppliers with detailed guidance to help them understand their Conflict Minerals due diligence obligations, details of our expectations and approach, and how to complete the Conflict Minerals Reporting Template (‘CMRT’)[5]. The CMRT is a standardised reporting template developed by the RMI to collect information on the chain of custody of 3TG throughout supply chains, consistent with the OECD Framework.

f)
Providing a grievance mechanism through the Group’s Speak Up channels. These independently managed channels are available to anyone working for, or with, a Group company to raise concerns online at www.bat.com/speakup, by text or by telephone hotlines, 24 hours a day, seven days a week and in multiple languages. These channels can be used confidentially and anonymously, without fear of reprisal.

Step 2: Identify and Assess Risks in the Supply Chain

For the Reporting Period, we sent requests to all in-scope suppliers to complete the CMRT. The suppliers’ responses were checked and analysed and, where required, we followed up with suppliers for further information or clarification.

We then compared details of the smelters and refiners provided by our in-scope suppliers against the RMI’s Responsible Minerals Assurance Process (‘RMAP’) database6 to determine if the smelters and refiners that source from the Covered Countries are ‘RMAP Conformant’.

RMI defines smelters and refiners as RMAP Conformant if they have successfully completed an independent RMAP audit. The audit verifies that they have the systems and processes in place to support responsible sourcing of raw materials and can provide evidence to support their sourcing activities; and that they maintain good standing in the programme through a continual validation process.

The RMI states that “the RMAP standards are developed to meet the requirements of the OECD Due Diligence Guidance, the Regulation (EU) 2017/821 of the European Parliament and the US Dodd-Frank Wall Street Reform and Consumer Protection Act”.

Step 3: Design and Implement a Strategy to Respond to Identified Risks

The Group’s SCDD governance committee oversees the design, implementation and findings of our Conflict Minerals due diligence procedures. The committee continues to monitor progress, risks and emerging issues to identify opportunities to strengthen our response to identified risks.

5 The CMRT is available at www.responsiblemineralsinitiative.org/reporting-templates/cmrt/.
6 RMI’s smelter database is available at www.responsiblemineralsinitiative.org/smelter-links/smelter-database/.

BAT Conflict Minerals Report 2021 l Page 3 of 13

Step 4: Utilise Results of Independent Third-Party Audits of Smelter and Refiner Due Diligence Practices

As Group companies are far removed from the smelters and refiners that process Conflict Minerals in the supply chain, we rely on cross-industry initiatives, such as RMI’s RMAP, which conduct independent third-party audits of smelters and refiners in our supply chain.

As described in step 2, we review whether the smelters or refiners identified by our in-scope suppliers to be sourcing 3TG from the Covered Countries are listed as RMAP Conformant, based on the information made available by the RMI.

We encourage our suppliers to engage with their own upstream suppliers to ensure smelters or refiners that do source from the Covered Countries also undergo independent third-party audits in accordance with the OECD Framework as applicable to 3TG and upstream companies (as ‘upstream companies’ is defined in the OECD Framework).

Step 5: Reporting Annually on Supply Chain Due Diligence

Our Conflict Minerals Reports are filed with the SEC and are available at www.bat.com/reporting.

Determination

As we do not directly purchase raw minerals, ores or 3TG, we must rely on our in-scope suppliers to gather information about smelters and refiners in our supply chain. We received responses from all in-scope suppliers for the Reporting Period.

Based on the RCOI and due diligence efforts described above, we have determined that certain 3TG contained in our in-scope products may have originated from Covered Countries and may have been processed by smelters that are not listed as RMAP Conformant.

In conclusion, we are unable to determine the origin of certain 3TG contained in our in-scope products, despite our RCOI conducted in good faith.

The full list of smelters and refiners declared by our in-scope suppliers is included in the Annex.

Continuous Improvement Efforts to Mitigate Risk

In 2022, we plan to build upon the following steps:

●	Continue mapping our New Categories supply chain and building relationships with our suppliers;

●	Provide Conflict Minerals training for relevant Procurement managers to build their capacity for engaging in-scope suppliers on the issue;

●	Encourage in-scope suppliers to put in place, if not yet implemented, Conflict Mineral sourcing policies and due diligence measures aligned to the OECD Framework;

●	Encourage in-scope suppliers to further strengthen due diligence efforts, consistent with the OECD Framework, to help improve the quality and completeness of information provided to us; and

●	Engage in-scope suppliers to encourage smelters who are not listed as RMAP conformant in their supply chain to achieve, or make progress towards, RMAP Conformance.

BAT Conflict Minerals Report 2021 l Page 4 of 13

Annex

All smelters and refiners declared by our in-scope suppliers.

Metal	Smelter or refiner name	Facility country location	RMAP status[7]
Gold	Advanced Chemical Company	USA	Conformant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Conformant
Gold	Argor-Heraeus S.A.	SWITZERLAND	Conformant
Gold	Asahi Pretec Corp.	JAPAN	Conformant
Gold	Asaka Riken Co., Ltd.	JAPAN	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Not Listed
Gold	Aurubis AG	GERMANY	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant
Gold	Boliden AB	SWEDEN	Conformant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Conformant
Gold	Caridad	MEXICO	Not Listed
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Conformant
Gold	Cendres + Metaux S.A.	SWITZERLAND	Conformant
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Not Listed
Gold	Chimet S.p.A.	ITALY	Conformant
Gold	Chugai Mining	JAPAN	Conformant
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Not Listed
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Not Listed
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Conformant
Gold	DODUCO Contacts and Refining GmbH	GERMANY	Conformant
Gold	Dowa	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Conformant
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Conformant
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	Not Listed
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Not Listed
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Not Listed
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Heimerle + Meule GmbH	GERMANY	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Conformant
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	Not Listed
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	Not Listed
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant

7 According to the RMI’s smelter database: http://www.responsiblemineralsinitiative.org/smelter-links/smelter-database/ (accessed March 2021).

BAT Conflict Minerals Report 2021 l Page 5 of 13

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	Istanbul Gold Refinery	TURKEY	Conformant
Gold	Japan Mint	JAPAN	Conformant
Gold	Jiangxi Copper Co., Ltd.	CHINA	Conformant
Gold	Asahi Refining USA Inc.	USA	Conformant
Gold	Asahi Refining Canada Ltd.	CANADA	Conformant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	Not Listed
Gold	Kazzinc	KAZAKHSTAN	Conformant
Gold	Kennecott Utah Copper LLC	USA	Conformant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Conformant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Not Listed
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	Not Listed
Gold	Lingbao Gold Co., Ltd.	CHINA	Not Listed
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Not Listed
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Not Listed
Gold	Materion	USA	Conformant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant
Gold	Metalor Technologies S.A.	SWITZERLAND	Conformant
Gold	Metalor USA Refining Corporation	USA	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Conformant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Conformant
Gold	Nihon Material Co., Ltd.	JAPAN	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Conformant
Gold	PAMP S.A.	SWITZERLAND	Conformant
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Not Listed
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant
Gold	PX Precinox S.A.	SWITZERLAND	Conformant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	Royal Canadian Mint	CANADA	Conformant
Gold	Sabin Metal Corp.	USA	Not Listed
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Conformant

BAT Conflict Minerals Report 2021 l Page 6 of 13

Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	Not Listed
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	Conformant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Not Listed
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Conformant
Gold	Solar Applied Materials Technology Corp.	TAIWAN	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Not Listed
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Conformant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Conformant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Not Listed
Gold	Torecom	KOREA, REPUBLIC OF	Conformant
Gold	Umicore Brasil Ltda.	BRAZIL	Not Listed
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conformant
Gold	United Precious Metal Refining, Inc.	USA	Conformant
Gold	Valcambi S.A.	SWITZERLAND	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Conformant
Gold	Yamakin Co., Ltd.	JAPAN	Conformant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Conformant
Gold	Morris and Watson	NEW ZEALAND	Not Listed
Gold	Guangdong Jinding Gold Limited	CHINA	Not Listed
Gold	Umicore Precious Metals Thailand	THAILAND	Conformant
Gold	Geib Refining Corporation	USA	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant
Gold	Smelter not listed	USA	Not Listed
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Conformant
Gold	Singway Technology Co., Ltd.	TAIWAN	Conformant
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Conformant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Conformant
Gold	T.C.A S.p.A	ITALY	Conformant
Gold	REMONDIS PMR B.V.	NETHERLANDS	Conformant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Marsam Metals	BRAZIL	Conformant
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Conformant
Gold	Abington Reldan Metals, LLC	USA	Not Listed

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Gold	SAAMP	FRANCE	Conformant
Gold	L'Orfebre S.A.	ANDORRA	Conformant
Gold	8853 S.p.A.	ITALY	Conformant
Gold	Italpreziosi	ITALY	Conformant
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Conformant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant
Gold	AU Traders and Refiners	SOUTH AFRICA	Not Listed
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	Active
Gold	Sai Refinery	INDIA	Not Listed
Gold	Modeltech Sdn Bhd	MALAYSIA	Not Listed
Gold	Bangalore Refinery	INDIA	Conformant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	Not Listed
Gold	Morris and Watson Gold Coast	AUSTRALIA	Not Listed
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	Not Listed
Gold	Pease & Curren	USA	Not Listed
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Planta Recuperadora de Metales SpA	CHILE	Conformant
Gold	Safimet S.p.A	ITALY	Conformant
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	Not Listed
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	Not Listed
Tantalum	Fujian Dingxin Company Limited	CHINA	Not Listed
Tantalum	Asaka Riken Co., Ltd.	JAPAN	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conformant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	Conformant
Tantalum	Exotech Inc.	USA	Conformant
Tantalum	F&X Electro-Materials Ltd.	CHINA	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Conformant
Tantalum	LSM Brasil S.A.	BRAZIL	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Conformant
Tantalum	Mineracao Taboca S.A.	BRAZIL	Conformant
Tantalum	QuantumClean	USA	Conformant
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Conformant
Tantalum	Taki Chemical Co., Ltd.	JAPAN	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant
Tantalum	D Block Metals, LLC	USA	Conformant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Conformant

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Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	KEMET Blue Metals	MEXICO	Conformant
Tantalum	KEMET Blue Powder	USA	Not Listed
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Conformant
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	Conformant
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	Not Listed
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Conformant
Tin	Alpha	USA	Conformant
Tin	CV Gita Pesona	INDONESIA	Not Listed
Tin	PT Aries Kencana Sejahtera	INDONESIA	Not Listed
Tin	PT Premium Tin Indonesia	INDONESIA	Not Listed
Tin	CV United Smelting	INDONESIA	Not Listed
Tin	Dowa	JAPAN	Conformant
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	Estanho de Rondonia S.A.	BRAZIL	Active
Tin	Fenix Metals	POLAND	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Conformant
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Not Listed
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Not Listed
Tin	China Tin Group Co., Ltd.	CHINA	Conformant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant
Tin	Metallic Resources, Inc.	USA	Conformant
Tin	Mineracao Taboca S.A.	BRAZIL	Conformant
Tin	Minsur	PERU	Conformant
Tin	Mitsubishi Materials Corporation	JAPAN	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	PT Artha Cipta Langgeng	INDONESIA	Conformant
Tin	PT Babel Inti Perkasa	INDONESIA	Conformant
Tin	PT Bangka Tin Industry	INDONESIA	Not Listed
Tin	PT Belitung Industri Sejahtera	INDONESIA	Not Listed
Tin	PT Bukit Timah	INDONESIA	Active
Tin	PT DS Jaya Abadi	INDONESIA	Not Listed
Tin	PT Karimun Mining	INDONESIA	Not Listed
Tin	PT Mitra Stania Prima	INDONESIA	Conformant

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Tin	PT Panca Mega Persada	INDONESIA	Not Listed
Tin	PT Prima Timah Utama	INDONESIA	Conformant
Tin	PT Refined Bangka Tin	INDONESIA	Conformant
Tin	PT Sariwiguna Binasentosa	INDONESIA	Conformant
Tin	PT Stanindo Inti Perkasa	INDONESIA	Conformant
Tin	PT Sumber Jaya Indah	INDONESIA	Not Listed
Tin	PT Timah Tbk Kundur	INDONESIA	Conformant
Tin	PT Timah Tbk Mentok	INDONESIA	Conformant
Tin	PT Tinindo Inter Nusa	INDONESIA	Conformant
Tin	PT Tommy Utama	INDONESIA	Not Listed
Tin	Rui Da Hung	TAIWAN	Conformant
Tin	Soft Metais Ltda.	BRAZIL	Conformant
Tin	Thaisarco	THAILAND	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Tin	Yunnan Tin Company Limited	CHINA	Active
Tin	CV Venus Inti Perkasa	INDONESIA	Active
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Conformant
Tin	PT Tirus Putra Mandiri	INDONESIA	Not Listed
Tin	Melt Metais e Ligas S.A.	BRAZIL	Conformant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant
Tin	PT Inti Stania Prima	INDONESIA	Not Listed
Tin	CV Ayi Jaya	INDONESIA	Not Listed
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM	Not Listed
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM	Not Listed
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM	Not Listed
Tin	CV Dua Sekawan	INDONESIA	Not Listed
Tin	PT Rajehan Ariq	INDONESIA	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM	Not Listed
Tin	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tin	Super Ligas	BRAZIL	Active
Tin	Metallo Belgium N.V.	BELGIUM	Conformant
Tin	Metallo Spain S.L.U.	SPAIN	Conformant
Tin	PT Bangka Prima Tin	INDONESIA	Not Listed
Tin	PT Sukses Inti Makmur	INDONESIA	Active
Tin	PT Kijang Jaya Mandiri	INDONESIA	Not Listed
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIETNAM	Conformant
Tin	PT Menara Cipta Mulia	INDONESIA	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Conformant
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Not Listed
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Not Listed

BAT Conflict Minerals Report 2021 l Page 10 of 13

Tin	Modeltech Sdn Bhd	MALAYSIA	Not Listed
Tin	Smelter not listed	INDONESIA	Not Listed
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Conformant
Tin	PT Bangka Serumpun	INDONESIA	Conformant
Tin	Pongpipat Company Limited	MYANMAR	Not Listed
Tin	Tin Technology & Refining	USA	Conformant
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	Not Listed
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	Conformant
Tin	PT Rajawali Rimba Perkasa	INDONESIA	Conformant
Tin	Luna Smelter, Ltd.	RWANDA	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	Not Listed
Tin	Precious Minerals and Smelting Limited	INDIA	Not Listed
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	Not Listed
Tin	PT Mitra Sukses Globalindo	INDONESIA	Active
Tungsten	Kennametal Huntsville	USA	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Not Listed
Tungsten	Global Tungsten & Powders Corp.	USA	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Conformant
Tungsten	江西章新胜钨业有限公司	CHINA	Conformant
Tungsten	Kennametal Fallon	USA	Conformant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM	Not Listed
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Conformant
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIETNAM	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Not Listed

BAT Conflict Minerals Report 2021 l Page 11 of 13

Tungsten	Niagara Refining LLC	USA	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Conformant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Conformant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	Not Listed
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Conformant
Tungsten	ACL Metais Eireli	BRAZIL	Conformant
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	Conformant
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	Conformant

BAT Conflict Minerals Report 2021 l Page 12 of 13

Further Information

About this Report

This is our third Conflict Minerals Report in accordance with the Rule under the Exchange Act.

The material in this Report is not provided for product advertising, promotional or marketing purposes. This material does not constitute and should not be construed as constituting an offer to sell, or a solicitation of an offer to buy, any of our products. Our products are sold only in compliance with the laws of the particular jurisdictions in which they are sold.

References in this Report to reports and information on websites, including the web address of BAT, have been included as inactive textual references only. These websites and the information contained therein or connected thereto are not intended to be incorporated into or to form part of this Report.

Forward-looking Statements

This Report contains certain forward-looking statements, including “forward-looking” statements made within the meaning of the US Private Securities Litigation Reform Act of 1995. These statements are often, but not always, made through the use of words or phrases such as “believe,” “anticipate,” “could,” “may,” “would,” “should,” “intend,” “plan,” “potential,” “predict,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy,” “outlook”, “target” and similar expressions.

These include statements regarding our intentions, beliefs or current expectations concerning, amongst other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the economic and business circumstances occurring from time to time in the countries and markets in which the Group operates, including the projected future financial and operating impacts of the COVID-19 pandemic.

All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors. It is believed that the expectations reflected in this Report are reasonable but they may be affected by a wide range of variables that could cause actual results to differ materially from those currently anticipated. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are uncertainties related to the following: the impact of competition from illicit trade, the impact of adverse domestic or international legislation and regulation, the inability to develop, commercialise and deliver the Group’s New Categories strategy, adverse litigation and dispute outcomes and the effect of such outcomes on the Group’s financial condition, the impact of significant increases or structural changes in tobacco, nicotine and New Categories related taxes, translational and transactional foreign exchange rate exposure, changes or differences in domestic or international economic or political conditions, the ability to maintain credit ratings and to fund the business under the current capital structure, the impact of serious injury, illness or death in the workplace, adverse decisions by domestic or international regulatory bodies, and changes in the market position, businesses, financial condition, results of operations or prospects of the Group.

The forward-looking statements reflect knowledge and information available at the date of preparation of this Report and the Group undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on such forward-looking statements. Additional information concerning these and other factors can be found in BAT’s filings with the SEC, including the Annual Report on Form 20-F and Current Reports on Form 6-K, which may be obtained free of charge at the SEC’s website at www.sec.gov.

BAT Conflict Minerals Report 2021 l Page 13 of 13